UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2015

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

2 CHURCH STREET

HAMILTON, BERMUDA

(Address of principal executive offices)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On November 12, 2015, Helen of Troy Limited (the “Company”), a subsidiary of the Company, Gerald J. Rubin, the Company’s former Chief Executive Officer, and certain of the Company’s directors entered into an agreement that settles any and all disputes among them relating to Mr. Rubin’s previous employment and separation agreements with the Company, including the settlement and dismissal, with prejudice, of the lawsuit filed by Mr. Rubin in the County Court of Dallas County, Texas.  Pursuant to the settlement, the Company paid the separation compensation due under Mr. Rubin’s previous employment and separation agreements with the Company through the issuance of common shares of the Company and has agreed to transfer ownership of and assign all rights under a life insurance policy on the lives of Mr. Rubin and his spouse (the “Policy”).  The Policy currently has a cash surrender value of approximately $6.3 million.  The Company previously accrued and disclosed the separation compensation in fiscal year 2014.  The Company estimates it will record an expense related to the transfer of the Policy of approximately $4.3 million (after giving effect to taxes), or $0.15 per fully diluted share.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: November 16, 2015	/s/ Brian Grass
Brian Grass
Chief Financial Officer